Fourth Quarter 2024 Earnings January 16, 2025

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward- looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward- looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. Any forward-looking statements made by or on behalf of FHN speak only as of the date they are made, and FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed in this document or the documents mentioned above, and other factors not listed. Throughout this document, numbers may not foot due to rounding, references to EPS are fully diluted, and capital ratios for the most recent quarter are estimates.

4Q24 & 2024 GAAP financial summary

$ in millions except per share data	Reported Results					4Q24 Change vs.				Reported Results		2024 change vs. 2023	
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023		
Net interest income	$630	$627	$629	$625	$617	$2	—%	$13	2%	$2,511	$2,540	($29)	(1%)
Fee income	99	200	186	194	183	(101)	(51%)	(84)	(46%)	679	927	(248)	(27%)
Total revenue	729	828	815	819	800	(99)	(12%)	(71)	(9%)	3,190	3,467	(277)	(8%)
Expense	508	511	500	515	572	(3)	(1%)	(64)	(11%)	2,035	2,080	(45)	(2%)
Pre-provision net revenue (PPNR)	220	316	315	304	227	(96)	(30%)	(7)	(3%)	1,155	1,388	(232)	(17%)
Provision for credit losses	10	35	55	50	50	(25)	(71%)	(40)	(80%)	150	260	(110)	(42%)
Pre-tax income	210	281	260	254	177	(71)	(25%)	33	19%	1,005	1,128	(122)	(11%)
Income tax expense	41	58	56	57	(11)	(17)	(30%)	52	NM	211	212	(1)	—%
Net income	170	223	204	197	188	(54)	(24%)	(18)	(10%)	794	915	(122)	(13%)
Non-controlling interest	4	5	5	5	5	—	(10%)	(1)	(11%)	19	19	—	2%
Preferred dividends	8	5	15	8	8	3	51%	—	—%	36	32	4	13%
Net income available to common shareholders (NIAC)	$158	$213	$184	$184	$175	($56)	(26%)	($18)	(10%)	$738	$865	($126)	(15%)
Diluted EPS	$0.29	$0.40	$0.34	$0.33	$0.31	($0.11)	(26%)	($0.02)	(6%)	$1.36	$1.54	($0.18)	(12%)
Average diluted shares outstanding	534	538	547	558	561	(4)	(1%)	(27)	(5%)	544	562	(17)	(3%)
ROCE	7.4%	10.1%	9.0%	8.8%	8.6%	(272bps)		(122bps)		8.8%	11.0%	(221bps)	
ROTCE	9.2%	12.6%	11.3%	11.0%	10.9%	(343bps)		(172bps)		11.0%	14.1%	(311bps)	
ROA	0.8%	1.1%	1.0%	1.0%	0.9%	(26bps)		(9bps)		1.0%	1.1%	(15bps)	
Net interest margin	3.33%	3.31%	3.38%	3.37%	3.27%	2bps		6bps		3.35%	3.42%	(7bps)	
Fee income / total revenue	23.2%	24.1%	22.8%	23.7%	23.3%	(86bps)		(13bps)		23.4%	26.8%	(339bps)	
Efficiency ratio	62.0%	61.9%	61.4%	62.9%	71.1%	9bps		(916bps)		62.1%	59.9%	215bps	
FTEs (full-time equivalent associates)	7,158	7,186	7,297	7,327	7,277	(28)	—%	(119)	(2%)	7,242	7,306	(64)	(1%)
CET1 ratio	11.2%	11.2%	11.0%	11.3%	11.4%	(3bps)		(20bps)		11.2%	11.4%	(20bps)	
Effective tax rate	19.3%	20.6%	21.5%	22.5%	(6.2%)	(126bps)		NM		21.0%	18.8%	221bps	
Tangible book value per share	$12.85	$13.02	$12.22	$12.16	$12.13	($0.17)	(1%)	$0.72	6%	$12.85	$12.13	$0.72	6%
Period end loans	$62.6B	$62.4B	$62.8B	$61.8B	$61.3B	$0.1	—%	$1.3	2%	$62.6B	$61.3B	$1.3	2%
Period end deposits	$65.6B	$66.6B	$64.8B	$65.7B	$65.8B	($1.0)	(1%)	($0.2)	—%	$65.6B	$65.8B	($0.2)	—%
Period end loan to deposit ratio	95%	94%	97%	94%	93%	160bps		222bps		95%	93%	222bps	

FIRST HORIZON.

TBVPS and ROTCE are non-GAAP and are reconciled to GAAP measures in the appendix.
Pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the table.

3

4 4Q24 and 2024 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 4Q24 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 4Q24 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 2025 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Table of Contents

Profitable 4Q24 performance closes a strong 2024

4Q24 Profitability

Adj. EPS	Adj. ROTCE	NIM	ADR Growth	NCO %
$0.43	13.3%	3.33%	+11%	0.08%

- Adjusted pre-tax income of $304 million, up $8 million from 3Q24
- NIM expanded 2 basis points, as successful deposit repricing offset the impact of lower rates on loan yields
- Fees excluding deferred comp down $5 million due to service charge declines, partially offset by fixed income production
- Expenses excluding deferred comp increased by $14 million, primarily due to charitable foundation contribution

2024 Highlights

Adj. EPS	Adj. ROTCE	Avg. Deposit Growth	Avg. Loan Growth	Fee Income Growth
$1.55	12.5%	+2%	+3%	+10%

- Adjusted net income of $891 million, up $35 million from 2023
- Average loans up $1.8 billion from 2023 with broad based growth in C&I, CRE, and consumer real estate
- Average deposits up $1.4 billion from 2023 with new clients funds used to pay-off wholesale funding
- Fees excluding deferred comp increased $71 million, driven by the counter-cyclical lines of business

Safety & Soundness

CET1	ACL to Loans Ratio	TBVPS Change	FDIC Insured or Collateralized
11.2%	1.43%	+6% YoY	66%

- Deployed excess capital via $604 million of share repurchases in 2024, while maintaining adequate levels of capital
- ACL/loans ratio of 1.43% with net charge-offs down approximately $58 million to $112 million
- TBVPS increased $0.72 on strong earnings performance and capital deployment strategies, supporting $0.60 of common dividends in addition to share repurchases

FIRST HORIZON.

ROTCE, TBVPS, ACL/loans ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix. Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

5

4Q24 adjusted financial highlights

$ in millions, except per share data	Adjusted Results			4Q24 Change vs.			
	4Q24	3Q24	4Q23	3Q24		4Q23	
Net interest income (FTE)	$634	$631	$621	$2	—%	$13	2%
Fee income	$190	$200	$179	($10)	(5%)	$11	6%
Total revenue (FTE)	$824	$832	$800	($8)	(1%)	$24	3%
Expense	$506	$497	$502	$9	2%	$4	1%
Pre-provision net revenue	$318	$335	$298	($17)	(5%)	$20	7%
Provision for credit losses	$10	$35	$50	($25)	(71%)	($40)	(80%)
Net charge-offs	$13	$24	$36	($11)	(45%)	($23)	(63%)
Reserve build / (release)	($3)	$11	$14	($14)	NM	($17)	NM
NIAC	$228	$224	$178	$4	2%	$50	28%
Diluted EPS	$0.43	$0.42	$0.32	$0.01	2%	$0.11	35%
Diluted shares	534	538	561	(4)	(1%)	(27)	(5%)
ROTCE	13.3%	13.2%	11.1%	3bps		222bps	
ROA	1.2%	1.1%	0.9%	4bps		25bps	
Net interest margin (NIM)	3.33%	3.31%	3.27%	2bps		6bps	
Fee income / total revenue	23.1%	24.0%	22.3%	(85bps)		78bps	
Efficiency ratio	61.4%	59.9%	62.8%	157bps		(141bps)	
CET1 Ratio	11.2%	11.2%	11.4%	(3bps)		(20bps)	
TBVPS	$12.85	$13.02	$12.13	$(0.17)	(1%)	$0.72	6%
Effective tax rate	21.0%	20.8%	21.7%	21bps		(73bps)	

- **4Q24** adjusted EPS of $0.43 increased $0.01 from 3Q24
- **Adjusted ROTCE** of 13.3%, increased from 3Q24
- **Adjusted NIAC** of $228 million, up 2% from 3Q24
- **NII** up $2 million linked quarter
  - **NIM** expanded 2bps driven by a 34bps reduction in interest-bearing deposit costs and pay off of brokered CDs, partially offset by the impact of lower short-term rates on loan yields
- **Adjusted fee income** decreased $5 million excluding deferred compensation, with higher fixed income production offset by changes within service charges and fees
- **Adjusted expense** increased $14 million excluding deferred compensation, driven by a $10 million contribution to First Horizon Foundation
- **Provision expense** of $10 million decreased $25 million from 3Q24, with an ACL to loans ratio of 1.43% and **net charge-off** ratio of 8bps
- Strong earnings resulted in **CET1 ratio** of 11.2%, supporting $163 million of share repurchases and $69 million of after-tax losses ($91 million pre-tax) related to an opportunistic securities portfolio restructuring

FIRST HORIZON

ROTCE, TBVPS, ACL to loans ratio, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix.
Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

6

7 4Q24 notable items Notable Items ($ in millions, except EPS) 4Q24 Securities gain/loss ($91) FDIC Special Assessment $1 Restructuring expense ($3) Pre-tax impact of notable items $(94) Tax impact on pre-tax notable items $23 NIAC impact of notable items ($71) EPS impact of notable items ($0.13) Pre-Tax Notable Items • $91 million pre-tax loss associated with an opportunistic restructuring of a portion of the securities portfolio ◦ Sold $1.2 billion of securities with an average yield of 1.9% and reinvested at 5.1% ◦ Estimated earnback timeline of 2.5 years on approximately $35 million of annual net interest income improvement ◦ Reduced effective duration from 3.2 years to 2.5 years on restructured securities • $3 million of restructuring expense, primarily related to implementing operational efficiencies • Expense credit of $1 million associated with a revised assessment rate for FDIC special assessment

Deposit pricing discipline delivered NIM expansion


Net interest income ($) and NIM (%)
$621
$628
$633
$631
$634
3.27%
3.37%
3.38%
3.31%
3.33%
4Q23
1Q24
2Q24
3Q24
4Q24

$ in millions	NII	Margin
3Q24	**$631**	**3.31%**
Loan Yields	$(45)	(0.24)%
Customer Deposit Rate Paid	$37	0.19%
Wholesale Funds	$4	0.06%
Other	$6	0.01%
4Q24	**$634**	**3.33%**

- **Net interest income** increased $2 million and **net interest margin** expanded 2bps versus 3Q24
  - Average interest-bearing deposit costs improved 34bps versus the prior quarter, while loan yields decreased by 28bps
  - Retained ~95% of ~$18 billion of promotional deposits and CDs repriced in the fourth quarter, while achieving a 97bp reduction in the weighted average rate
- 4Q24 securities restructuring expected to result in approximately $35 million of annual net interest income improvement
- As of year end 2024, 56%[1] of loans are indexed to short-term rates
- Fixed rate cash flows over the next year include ~$4 billion of fixed rate loans with a roll-off yield of ~4.6% and $1 billion of securities at a roll-off yield of ~2.5%

FIRST HORIZON

Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
[1]Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the appendix.

8

9 Period end deposits $65.8B $65.7B $64.8B $66.6B $65.6B $17.2 $16.4 $16.3 $16.2 $16.0 $21.2 $19.2 $18.0 $16.3 $16.0 $18.4 $20.1 $20.3 $22.3 $21.5 $7.5 $9.0 $8.0 $9.2 $10.7 $1.4 $1.0 $2.1 $2.5 $1.4 Noninterest bearing deposits Base rate deposits Promotional deposits & CDs Indexed deposits Brokered CDs 4Q23 1Q24 2Q24 3Q24 4Q24 Repriced deposits while retaining balances and clients • 4Q24 period end deposits of $65.6 billion ◦ Decline of $1 billion versus 3Q24 driven by the pay-off of $1.1 billion of brokered CDs ◦ Mix shift into market indexed deposits reinforces down beta opportunities • 4Q24 average deposits of $66.1 billion were down $0.2 billion versus 3Q24 ◦ Brokered CDs averaged $0.8 billion lower in 4Q24 ◦ Noninterest-bearing balances remained relatively stable from previous quarter • 4Q24 interest-bearing rate paid of 3.10%, down 34bps ◦ Achieved ~56% beta versus 3Q24 ◦ Quarter end interest-bearing deposit spot rate was ~2.80% • Continuing to remain competitive while focusing on deepening relationship with existing clients

10 Period end loans • 4Q24 period end loans of $62.6 billion stable versus 3Q24 ◦ Loans to mortgage companies (LMC) continued to capitalize on market share gains, with balances up $227 million ◦ C&I excluding LMC up $110 million, with growth across multiple industry sectors ◦ CRE balances declined $284 million due to pay downs as clients are able to access the permanent markets • Period end line utilization of 43%1 • Loan yields compressed 28bps to 6.1% driven by lower short- term rates, partially offset by continued repricing of fixed rate cash flows • Asset sensitive profile reflected in loan composition of 56% variable rate, 12% ARM, and 32% fixed rate3 1Utilization rates exclude Loans to Mortgage Companies. 2Credit card & other is $0.8B from 4Q23 to 2Q24 and $0.7B in 3Q24 and 4Q24. 3Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 18 in the appendix. Diversified portfolio across attractive geographic footprint $61.3B $61.8B $62.8B $62.4B $62.6B $30.6B $30.5B $30.5B $29.8B $30.0B $14.2B $14.4B $14.7B $14.7B $14.4B $13.6B $13.6B $13.9B $14.0B $14.0B $2.0B $2.4B $2.9B $3.2B $3.5B C&I ex LMC Commercial real estate (CRE) Consumer real estate LMC Credit card & other 4Q23 1Q24 2Q24 3Q24 4Q24 2

Fixed income improvement provided partial offset to fee declines

$ in millions	Adjusted Results					4Q24 Change vs.				Adjusted Results		2024 Change vs. 2023	
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023		
Fixed income	$49	$47	$40	$52	$37	$3	6%	$12	34%	$187	$133	$54	41%
Mortgage banking	$8	$9	$10	$9	$5	($1)	(16%)	$3	55%	$35	$23	$12	51%
Service charges and fees	$53	$59	$58	$57	$59	($6)	(10%)	($6)	(11%)	$227	$233	($6)	(3%)
Brokerage, trust, and insurance	$41	$39	$38	$36	$36	$1	3%	$4	12%	$154	$139	$15	11%
Card and digital banking fees	$19	$19	$20	$19	$16	$0	(2%)	$3	18%	$77	$77	$0	—%
Deferred compensation income	$1	$6	$3	$9	$6	($5)	(78%)	($5)	(79%)	$19	$17	$1	7%
Securities gains/(losses)	$0	$1	$1	$0	$1	($1)	(98%)	($1)	(96%)	$2	$2	$1	32%
Other noninterest income	$20	$20	$16	$14	$19	$0	(1%)	$1	5%	$70	$75	($5)	(6%)
Total fee income	**$190**	**$200**	**$186**	**$194**	**$179**	**($10)**	**(5%)**	**$11**	**6%**	**$771**	**$699**	**$72**	**10%**
Fee income ex deferred comp	**$189**	**$194**	**$183**	**$186**	**$173**	**($5)**	**(3%)**	**$16**	**9%**	**$752**	**$681**	**$71**	**10%**
Fixed income ADR[1]	$659k	$593k	$488k	$731k	$463k	$66k	11%	$196k	42%	$617k	$387k	$230k	59%

- **4Q24 adjusted fee income** excluding deferred compensation decreased $5 million from 3Q24
  - **Fixed income** increased $3 million with an average daily revenue (ADR) of $659k, up 11%, driven by the continued momentum from declining short-term interest rates, creating improvement in the shape of the yield curve
  - **Mortgage banking** income down $1 million from a seasonal decline in volume
  - **Service charges & fees** declined $6 million, primarily due to a full quarter impact of overdraft changes which lowered fee income by $4 million from prior quarter

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1]Fixed Income ADR is based upon Fixed Income trading revenues and excludes other product revenues (e.g. investment advisory, derivatives, loan trading and other service related revenues).

11

Continued demonstration of expense discipline

$ in millions	Adjusted Results					4Q24 Change vs.				Adjusted Results		2024 Change vs. 2023	
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24		4Q23		2024	2023		
Salaries and benefits	$199	$199	$198	$199	$190	$0	—%	$9	5%	$795	$753	$42	6%
Incentives and commissions	$73	$76	$78	$87	$80	($2)	(3%)	($6)	(8%)	$314	$278	$37	13%
Deferred compensation expense	$1	$6	$3	$9	$7	($5)	(78%)	($5)	(79%)	$20	$17	$3	15%
Total personnel expense	$274	$281	$279	$295	$277	($7)	(3%)	($3)	(1%)	$1,129	$1,048	$81	8%
Occupancy and equipment[1]	$76	$73	$72	$72	$71	$3	4%	$6	7%	$293	$276	$17	6%
Outside services	$71	$73	$75	$65	$84	($2)	(3%)	($13)	(16%)	$285	$284	$0	—%
Amortization of intangible assets	$11	$11	$11	$11	$12	$—	(1%)	($1)	(9%)	$44	$47	($4)	(8%)
Other noninterest expense	$74	$59	$58	$57	$59	$16	27%	$16	27%	$248	$229	$18	8%
Total noninterest expense	**$506**	**$497**	**$495**	**$500**	**$502**	**$9**	**2%**	**$4**	**1%**	**$1,998**	**$1,884**	**$114**	**6%**
Expense ex deferred comp	**$505**	**$491**	**$492**	**$491**	**$495**	**$14**	**3%**	**$9**	**2%**	**$1,978**	**$1,867**	**$111**	**6%**
Full-time equivalent associates	7,158	7,186	7,297	7,327	7,277	(28)	—%	(119)	(2%)	7,242	7,306	(64)	(1%)

- **4Q24 adjusted expense**, excluding deferred compensation, increased $14 million versus 3Q24, including a $10 million foundation contribution
  - **Personnel expense** excluding deferred compensation down $3 million despite increased commissions on higher revenue production, primarily due to annual incentive true-ups
  - **Occupancy and equipment** increased by $3 million largely due to software associated with newly implemented strategic investments
  - **Outside services** declined by $2 million as advertising expenses associated with prior quarter campaigns shifted to customer incentive expenses
  - **Other noninterest expense** increased by $16 million, including the $10 million contribution to the First Horizon Foundation, as well as incremental customer incentives on new checking accounts

FIRST HORIZON

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
[1] Occupancy and Equipment expense includes Computer Software Expense.

12

13 Non-performing loans (NPLs)Allowance for credit losses (ACL) Net charge-offs FHN NCO%1 Average NCO% of BKX Index2 $36 $40 $34 $24 $13 0.23% 0.27% 0.22% 0.15% 0.08% 0.53% 0.56% 0.57% 0.57% 4Q23 1Q24 2Q24 3Q24 4Q24 FHN NCOs Disciplined lending leads to strong performance across the cycle ACL/ loans ratio is non-GAAP and is reconciled to GAAP measures in the appendix. 1Net charge-off % is annualized and as % of average loans. 2Excludes trust and investment banks. $856 $865 $887 $897 $894 1.40% 1.40% 1.41% 1.44% 1.43% ACL ACL/Loans 4Q23 1Q24 2Q24 3Q24 4Q24 $462 $505 $574 $578 $602 0.75% 0.82% 0.91% 0.92% 0.96% NPLs $ NPLs % 4Q23 1Q24 2Q24 3Q24 4Q24 • 4Q24 net charge-offs of $13 million declined for the third consecutive quarter ◦ Strong NCO ratio of 0.08% ◦ Includes $15 million of recoveries • Provision expense of $10 million in 4Q24 ◦ 4Q24 ACL to loans ratio decreased slightly to 1.43%, the net benefit of slightly more favorable economic outlook • NPL ratio of 96bps up 4bps from 3Q24 ◦ Within the commercial NPL portfolio, more than 60% of loans are current on payments

Earnings power supports return of capital to shareholders

Capital Ratios



14.0%
13.9%
13.7%
13.9%
13.9%
12.4%
12.3%
12.1%
12.2%
12.2%
11.4%
11.3%
11.0%
11.2%
11.2%
4Q23
1Q24
2Q24
3Q24
4Q24
CET1 ratio
Tier 1 capital ratio
Total capital ratio

- **CET1 ratio** flat at 11.2%, slightly above our 2024 target of 11.0%
  - Continued generation of capital through retained earnings, while supporting customer needs via deployment into the loan portfolio
  - Restructured a portion of the securities portfolio, utilizing approximately $69 million after-tax or 10bps of excess CET1 capital
  - Returned $163 million of capital to shareholders through share repurchases in fourth quarter with an average price of $19.27[1]
  - Repurchased 38 million shares of common stock or $604 million in 2024
  - There is $871 million of authority remaining under the $1 billion plan approved in October
- **TBVPS** of $12.85 decreased $0.17 versus 3Q24, reflecting capital deployment strategies throughout the quarter and mark-to-market impacts of interest rate environment

Common Equity Tier 1 (CET1)



11.2%
0.32%
(0.10)%
(0.11)%
(0.23)%
0.09%
11.2%
3Q24 Actual
Adjusted NIAC
Notable Items
Common Dividend
Share Buybacks
Other[2]
4Q24 Estimate

Tangible Book Value per Share (TBVPS)



$13.02
$0.32
$(0.15)
$(0.29)
$(0.10)
$0.05
$12.85
3Q24 Actual
NIAC[3] Impact
Common Dividends
Marks on AFS & Hedges
Share Buybacks
Other[2]
4Q24 Actual

FIRST HORIZON.

TBVPS is non-GAAP and is reconciled to GAAP measures in the appendix.
[1]Represents total costs including commissions paid. Average price paid does not reflect the one percent excise tax charged on public company share repurchases.
[2]Other includes equity compensation.
[3]Net of change in intangibles.

14

2025 outlook reflects earnings growth expectations

Earnings Drivers	FY24 Adjusted Baseline	FY25 vs FY24 Expectations	Comments
Adjusted Revenue *(excluding deferred comp)*	$3,279 million	Flat - Up 4%	Composition of revenue will be driven by the quantity and pace of interest rate cuts. Current outlook assumes 25bps cuts in March, May, and September 2025, as well as modest balance sheet growth.
Adjusted Expense *(excluding deferred comp)*	$1,978 million	Up 2% - 4%	Maintain disciplined expense management. Reflects expected commission increases in fixed income trading business.
Net Charge-Offs	0.18%	0.15% - 0.25%	Continued credit normalization. Reflects benefit of declining rates.
Tax Rate	21.4%	21% - 23%	Timing of discrete items impacts quarterly rate.
CET1 Ratio	11.2%	10.5% - 11.0%	Near term target of 11.0%. Reflects expectations for modest loan growth in addition to opportunistic deployment of excess capital.

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the appendix.
Net interest income is adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

15

16 Strategic capital management to opportunistically deploy excess capital and lower CET1 to 10% - 10.5% range Key steps to achieving 15%+ ROTCE Highly attractive geographic footprint in growth markets with opportunities to drive loan and deposit growth Diversified business model with balance between asset sensitivity and counter-cyclical businesses provides opportunity to deliver outperformance through a variety of economic cycles Disciplined execution of strategy and continuous focus on efficiency and profitability Maintaining prudent credit culture that minimizes losses and maximizes long-term returns

Appendix

18 Actively managing liquidity and interest rate sensitivity Variable 56% Fixed 32% ARMs 12% $62.6B Floors 60% Swaps 40% $5.0B Loan repricing profile Balance sheet hedges Modest interest rate sensitivity1 +100bps +1.3% -100bps -2.0% • Modestly asset-sensitive profile driven by 56% variable rate loan mix • Within the ARM portfolio, only 7% of loans will be in their variable period within the next year • Floors with strike prices between 1.25% and 2.5% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 1Estimate as of 12/31/24. change in the next 12 months’ NII for an instantaneous, parallel shock on a static balance sheet Insured 59% Neither 34%7% $65.6B 66% of deposits insured or collateralized Collateralized • Commercial deposits of $36 billion or 55% and consumer deposits of $29 billion or 45% • Attractive lower-cost deposit base with 24% comprised of non-interest bearing products • Contingency funding plan equates to ~150% of uninsured or uncollateralized deposits

19 Track record of strong results supported by stable, diversified business mix • Our diversified business model with a highly attractive geographic footprint provides opportunity to deliver strong performance through a variety of economic cycles • The counter-cyclical businesses (fixed income, loans to mortgage companies, and mortgage) provide a counterbalance to the asset sensitive balance sheet during periods of declining interest rates Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the appendix. Numbers may not foot due to rounding. 12019 and 1H20 are standalone FHN, as the IBKC merger-of-equals did not occur until July 1, 2020. 2Counter-cyclical PPNR includes direct and allocated fees and expenses, as well as net interest income net of funds transfer pricing. $756 $1,084 $1,222 $1,374 $1,370 $1,299 All Other Adjusted PPNR Counter-Cyclicals PPNR Avg Fed Funds Effective Rate 2019 (pre-IBKC) 2020 (IBKC in 2H20) 2021 2022 2023 2024 $— $200 $400 $600 $800 $1,000 $1,200 $1,400 0% 1% 2% 3% 4% 5% 6% 7% 8% $158 / 21% $406 / 37% $347 / 28% $81 / 6% $26 / 2% $108 / 8% $598 / 79% $678 / 63% $875 / 72% $1,267 / 92% $1,344 / 98% $1,218 / 94% PPNR in millions Average Fed Funds Effective 1 1 2

20 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 —% 2.00% 4.00% 6.00% $0.0 $0.5 $1.0 $1.5 $2.0 FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise Lower Revenue Market Factor Higher Revenue 2023 Environment 2024 Environment Up Rate Direction Down Rapid increase in short term rates Decline in short-term rates Extreme (low/high) Market Volatility Moderate Extreme - MOVE index sharply higher MOVE index elevated Flat/Inverted Yield Curve Shape Steep Strongly inverted Slightly inverted Tight Corporate & Mortgage Spreads Wide Wide Wide Lower Depository Liquidity Greater Constrained - exacerbated by QT Constrained, but improving • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • In addition to trading revenues, FHN Financial generates ~40 million annually of fee income from other products, including investment advisory, derivatives, loan trading and other service related revenue • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size • The variable compensation payout ratio on marginal revenue is approximately 60% FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5 Early stage of FOMC easing $0.6

High credit quality, diversified CRE portfolio

- Disciplined risk management practice and underwriting standards across CRE portfolio
- No significant upcoming repricing event, as ~72% of loans are floating and maturities are dispersed over time
- Granular portfolio with only 14 loans with commitments above $50 million
- No property type comprises over 8% of total loans
- Average debt service coverage of 1.4x and average stabilized LTV of 54%[1]

Maturity schedule



$3.9B
18%
82%
2025
$3.1B
21%
79%
2026
$2.5B
29%
71%
2027
$5.0B
42%
58%
2028+
Floating
Fixed

CRE by loan size[2]



$5-$10
$2.0B
$10-$20
$2.7B
<$5
$3.3B
$14.4B
$20-$30
$2.4B
>$50
$0.6B
$30-$40
$2.2B
$40-$50
$1.3B

CRE by property type



Multi-Family
Traditional Office
Medical Office
Retail
Industrial
Hospitality
Other
Land + Residential
3%
4%
9%
15%
35%
15%
10%
10%

CRE by state[3]

$ in billions



$0.3
$0.1
$1.8
$1.3
$0.2
$0.6
$0.1
$0.6
$1.4
$1.1
$1.8
$3.8

FIRST HORIZON.

All loan balances are period end unless otherwise noted.
[1]FHN's CRE metrics database includes information for all loans in the Pro CRE LOB, as well as market/investor CRE loans $5+ million in commitments, which encompasses 75% of total CRE commitments.
[2]Loan size ranges in millions and dollar amounts are total funded balances in that size range to any single customer.
[3]Excludes CRE balances totaling $1.4B outside the Southeast and New York footprint.

21

Strong underwriting in the office and multi-family portfolios

$2.8 billion office CRE portfolio

- Medical office comprises 50% of office exposure
- Only 12 projects are 10 stories or taller
- Total office portfolio vacancy rate of 11%
- Within the traditional office portfolio[1]:
  - Average debt service coverage of 1.6x
  - Average stabilized LTV of 59%

$5.1 billion multi-family CRE portfolio[1]

- Average debt service coverage of 1.2x
- Average stabilized LTV of 52%
- Average property has 239 units
- Low exposure to rent control, which is mostly related to low and moderate income housing focused on serving the communities in our footprint

Traditional Office[2]

$ in millions



$24
$19
$278
$180
$50
$31
$0.4
$50
$199
$158
$108
$231

Office lease renewals

Square feet in millions



2.5M
1.4M
1.3M
13.2M
2025
2026
2027
2028+

Multi-Family[2]

$ in millions



$258
$87
$475
$349
$224
$39
$4
$163
$730
$979
$170
$1.5B

FIRST HORIZON

All loan balances are period end unless otherwise noted.

[1] FHN's CRE metrics database includes information for all loans in the Professional CRE line of business, as well as market/investor CRE loans $5+ million in commitments, which encompasses 71% of traditional office CRE commitments and 87% of multi-family CRE commitments.

[2] Excludes traditional office balances totaling $63 million and multi-family balances totaling $104 million outside of the Southeast and New York footprint. Maps encompass entirety of traditional office and multi-family CRE portfolios.

22

23 C&I by state C&I by industry Consumer portfolio by product 81% 14% 5% Real estate installment loans HELOC Credit card and other Granular C&I portfolio and real estate backed consumer portfolio 20% 20% 12% 11% 9% 7% 6% 6% 4% 4% TN All Other FL TX Other Southeastern NC CA LA GA AL 12% 11% 10% 8% 7%7% 7% 5% 5% 4% 25% Real Estate & Leasing Finance & Insurance Mortgage Warehouse Healthcare & Social Assistance Wholesale Trade Manufacturing Accommodation & Food Service Retail Trade Transportation & Warehousing Energy Other 14 Industries • The C&I portfolio is both geographically diverse and benefits from a lack of industry concentration ◦ No more than 12% C&I exposure to any industry ◦ Southeastern footprint is economically and demographically strong ◦ Exposure to markets outside the southeast primarily driven by specialty businesses • Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card All loan balances are period end unless otherwise noted. $33.4B $14.7B

Investment portfolio prudently managed to support liquidity and IRR

Investment portfolio



$9.4B
$9.6B
$9.3B
$9.4B
$9.3B
2.62%
2.54%
2.58%
2.58%
2.69%
4Q23
1Q24
2Q24
3Q24
4Q24
Average AFS Securities
Average HTM Securities
Average Yield

	4Q23	1Q24	2Q24	3Q24	4Q24
% of total assets	11%	12%	11%	11%	11%
Pre-tax unrealized losses	($1.3B)	($1.4B)	($1.4B)	($1.0B)	($1.2B)
Effective duration	5.0	5.0	4.9	4.6	4.8
Unencumbered securities / total securities[1]	30%	27%	25%	38%	29%

Steady principal cash flows[2]



$0.3B
$0.3B
$0.3B
$0.3B
1Q25
2Q25
3Q25
4Q25

- 4Q24 investment portfolio represents ~11% of total assets
  - Moderate total portfolio effective duration of 4.8
  - Low reliance on HTM designation at ~14% of total portfolio
  - 96% U.S. government or agency-backed by GSEs
- 4Q24 total unrealized losses on the AFS and HTM portfolios of $1.2B, increased from 3Q24 levels
- $91 million pre-tax loss associated with an opportunistic restructuring of a portion of the securities portfolio
  - Sold ~$1.2 billion of securities with an average yield of 1.9% and reinvested at 5.1%
  - Estimated earnback timeline of 2.5 years

4Q24 investment portfolio composition[1]



Agency CMO 17%
U.S. Agencies & Treasury 12%
States & Municipalities 4%
Agency CMBS 26%
Agency MBS 41%

FIRST HORIZON.

[1]Calculated based on period end market values.
[2]Estimated as of 12/31/24; includes maturities and projected calls.

24

Notable Items

$ in millions, except EPS	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Summary of Notable Items:							
Gain on merger termination	$—	$—	$—	$—	$—	$—	$225
Net merger/acquisition/transaction-related items	—	—	—	—	—	—	(51)
Loss on AFS portfolio restructuring	$(91)	$—	$—	$—	$—	$(91)	$—
Gain/(loss) related to equity securities investments (other noninterest income)	$—	$—	$—	$—	$(6)	$—	$(6)
Net gain on asset disposition (other noninterest income less incentives)	$—	$—	$—	$—	$7	$—	$7
FDIC special assessment (other noninterest expense)	$1	$2	$(2)	$(10)	$(68)	$(9)	$(68)
Other notable expenses *	$(3)	$(17)	$(3)	$(5)	$—	$(29)	$(75)
Total notable items (pre-tax)	**$(94)**	**$(14)**	**$(5)**	**$(15)**	**$(67)**	**$(129)**	**$33**
**Tax-related notable items ** **	**$—**	**$—**	**$—**	**$—**	**$48**	**$—**	**$35**
Preferred Stock Dividend * **	**$—**	**$—**	**$(7)**	**$—**	**$—**	**$(7)**	**$—**

FIRST HORIZON.

Numbers may not foot due to rounding

** 4Q24, 3Q24, 2Q24, 1Q24 and 3Q23 include $3 million, $2 million, $3 million, $5 million and $10 million of restructuring expenses; 3Q24 and 2Q23 each include $15 million of Visa derivative valuation expenses and 2Q23 includes a $50 million contribution to First Horizon Foundation.*

*** 4Q23 and 2023 include a $48 million after-tax benefit primarily from the resolution of IBERIABANK merger-related tax items; 2023 also includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items.*

**** 2Q24 and 2024 include $7 million deemed dividends on the redemption of $100 million par value of Series D Preferred Stock.*

25

26 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (a) Adjusted for notable items as detailed on page 25. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding. $s in millions, except per share data Quarterly, Unaudited 4Q24 3Q24 2Q24 1Q24 4Q23 2024 2023 Tangible Common Equity (non-GAAP) (A) Total equity (GAAP) $9,111 $9,316 $8,955 $9,173 $9,291 $9,111 $9,291 Less: Noncontrolling interest (a) 295 295 295 295 295 295 295 Less: Preferred stock (a) 426 426 426 520 520 426 520 (B) Total common equity $8,389 $8,595 $8,234 $8,358 $8,476 $8,389 $8,476 Less: Intangible assets (GAAP) (b) 1,653 1,663 1,674 1,685 1,696 1,653 1,696 (C) Tangible common equity (non-GAAP) $6,737 $6,931 $6,560 $6,673 $6,779 $6,737 $6,779 Tangible Assets (non-GAAP) (D) Total assets (GAAP) $82,152 $82,635 $82,230 $81,799 $81,661 $82,152 $81,661 Less: Intangible assets (GAAP) (b) 1,653 1,663 1,674 1,685 1,696 1,653 1,696 (E) Tangible assets (non-GAAP) $80,499 $80,971 $80,556 $80,114 $79,965 $80,499 $79,965 Period end Shares Outstanding (F) Period end shares outstanding 524 532 537 549 559 524 559 Ratios (A)/(D) Total equity to total assets (GAAP) 11.09% 11.27% 10.89% 11.21% 11.38% 11.09% 11.38% (C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (non-GAAP) 8.37% 8.56% 8.14% 8.33% 8.48% 8.37% 8.48% (B)/(F) Book value per common share (GAAP) $16.00 $16.15 $15.34 $15.23 $15.17 $16.00 $15.17 (C)/(F) Tangible book value per common share (non-GAAP) $12.85 $13.02 $12.22 $12.16 $12.13 $12.85 $12.13

27 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. $s in millions Quarterly, Unaudited 4Q24 3Q24 2Q24 1Q24 4Q23 2024 2023 Adjusted Diluted EPS Net income available to common shareholders ("NIAC") (GAAP) a $158 $213 $184 $184 $175 $738 $865 Plus Total notable items (after-tax) (non-GAAP) (a) 71 11 11 12 3 105 (59) Adjusted net income available to common shareholders (non-GAAP) b $228 $224 $195 $196 $178 $843 $806 Diluted Shares (GAAP) c 534 538 547 558 561 544 562 Diluted EPS (GAAP) a/c $0.29 $0.40 $0.34 $0.33 $0.31 $1.36 $1.54 Adjusted diluted EPS (non-GAAP) b/c $0.43 $0.42 $0.36 $0.35 $0.32 $1.55 $1.43 Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA") Net Income ("NI") (GAAP) $170 $223 $204 $197 $188 $794 $915 Plus Relevant notable items (after-tax) (Non-GAAP) (a) $71 $11 $4 $12 $3 $97 $(59) Adjusted NI (Non-GAAP) $240 $234 $208 $209 $191 $891 $856 NI (annualized) (GAAP) d $675 $889 $820 $791 $746 $794 $915 Adjusted NI (annualized) (Non-GAAP) e $956 $932 $836 $838 $757 $891 $856 Average assets (GAAP) f $81,950 $82,366 $81,721 $81,243 $82,313 $81,822 $81,683 ROA (GAAP) d/f 0.82% 1.08% 1.00% 0.97% 0.91% 0.97% 1.12% Adjusted ROA (Non-GAAP) e/f 1.17% 1.13% 1.02% 1.03% 0.92% 1.09% 1.05% Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE NIAC (annualized) (GAAP) g $627 $849 $739 $739 $695 $738 $865 Adjusted NIAC (annualized) (Non-GAAP) h $907 $892 $785 $787 $706 $843 $806 Average Common Equity (GAAP) i $8,494 $8,407 $8,228 $8,436 $8,090 $8,391 $7,852 Intangible Assets (GAAP) (b) $1,658 $1,669 $1,680 $1,691 $1,702 1,674 $1,720 Average Tangible Common Equity (Non-GAAP) j $6,836 $6,738 $6,548 $6,745 $6,388 $6,717 $6,132 Equity Adjustment (Non-GAAP) — — — — — 20 (68) Adjusted Average Tangible Common Equity (Non-GAAP) k $6,836 $6,738 $6,548 $6,745 $6,388 $6,737 $6,064 ROCE (GAAP) g/i 7.38% 10.10% 8.98% 8.76% 8.60% 8.80% 11.01% ROTCE (Non-GAAP) g/j 9.17% 12.60% 11.29% 10.95% 10.89% 10.99% 14.10% Adjusted ROTCE (Non-GAAP) h/k 13.27% 13.24% 11.99% 11.65% 11.05% 12.51% 13.28% (a) Adjusted for notable items as detailed on page 25. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding.

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		Quarterly, Unaudited						
		4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Adjusted Noninterest Income as a % of Total Revenue								
Noninterest income (GAAP)	l	$99	$200	$186	$194	$183	$679	$927
Plus notable items (pretax) (GAAP) (a)		$91	$—	$—	$—	$(4)	$91	$(229)
Adjusted noninterest income (Non-GAAP)	m	$190	$200	$186	$194	$179	$771	$699
Revenue (GAAP)	n	$729	$828	$815	$819	$800	$3,190	$3,467
Taxable-equivalent adjustment		$4	$4	$4	$4	$4	$16	$16
Revenue- Taxable-equivalent (Non-GAAP)		$732	$832	$819	$823	$804	$3,206	$3,483
Plus notable items (pretax) (GAAP) (a)		$91	$—	$—	$—	$(4)	$91	$(229)
Adjusted revenue (Non-GAAP)	o	$824	$832	$819	$823	$800	$3,297	$3,254
Securities gains/(losses) (GAAP)	p	$(91)	$1	$1	$—	$(5)	$(89)	$(4)
Noninterest income as a % of total revenue (GAAP)	(l-p)/ (n-p)	23.20%	24.06%	22.75%	23.72%	23.33%	23.44%	26.83%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	m/o	23.10%	23.95%	22.64%	23.61%	22.32%	23.33%	21.43%
Adjusted Efficiency Ratio								
Noninterest expense (GAAP)	q	$508	$511	$500	$515	$572	$2,035	$2,080
Plus notable items (pretax) (GAAP) (a)		(2)	(14)	(5)	(15)	(70)	(37)	(196)
Adjusted noninterest expense (Non-GAAP)	r	$506	$497	$495	$500	$502	$1,998	$1,884
Revenue (GAAP)	s	$729	$828	$815	$819	$800	$3,190	$3,467
Taxable-equivalent adjustment		4	4	4	4	4	16	16
Revenue- Taxable-equivalent (Non-GAAP)		732	832	819	823	804	3,206	3,483
Plus notable items (pretax) (GAAP) (a)		91	—	—	—	(4)	91	(229)
Adjusted revenue (Non-GAAP)	t	$824	$832	$819	$823	$800	$3,297	$3,254
Securities gains/(losses) (GAAP)	u	$(91)	$1	$1	$—	$(5)	$(89)	$(4)
Efficiency ratio (GAAP)	q/(s-u)	61.98%	61.89%	61.44%	62.92%	71.14%	62.06%	59.91%
Adjusted efficiency ratio (Non-GAAP)	r/t	61.43%	59.86%	60.47%	60.78%	62.84%	60.64%	57.93%

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 25. Numbers may not foot due to rounding.

28

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Period end				Average			
	4Q24	3Q24	4Q24 vs. 3Q24		4Q24	3Q24	4Q24 vs. 3Q24	
Loans excluding LMC								
Total Loans (GAAP)	$62,565	$62,445	$120	—%	$62,418	$62,413	$5	—%
LMC (GAAP)	3,471	3,244	227	7%	3,283	2,875	408	14%
Total Loans excl. LMC (non-GAAP)	59,095	59,201	(107)	—%	59,135	59,538	(403)	(1)%
Total Consumer (GAAP)	14,716	14,648	68	—%	14,709	14,654	55	—%
Total Commercial excl. LMC (non-GAAP)	44,378	44,553	(175)	—%	44,426	44,883	(457)	(1)%
Total CRE (GAAP)	14,421	14,705	(284)	(2)%	14,601	14,684	(83)	(1)%
Total C&I excl. LMC (non-GAAP)	$29,957	$29,848	$110	—%	$29,825	$30,199	$(374)	(1)%

$s in millions		Quarterly, Unaudited							2024 vs. 2023
		4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023	$/bp
Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases									
Allowance for loan and lease losses (GAAP)	A	$815	$823	$821	$787	$773	$815	$773	$42
Reserve for unfunded commitments (GAAP)		79	75	66	79	83	79	83	(4)
Allowance for credit losses (Non-GAAP)	B	$894	$897	$887	$865	$856	$894	$856	38
Loans and leases (GAAP)	C	$62,565	$62,445	$62,781	$61,753	$61,292	$62,565	$61,292	$1,274
Nonaccrual loans and leases (GAAP)	D	$602	$578	$574	$505	$462	$602	$462	$140
Allowance for loans and lease losses to loans and leases (GAAP)	A/C	1.30%	1.32%	1.31%	1.27%	1.26%	1.30%	1.26%	4
Allowance for credit losses to loans and leases (Non-GAAP)	B/C	1.43%	1.44%	1.41%	1.40%	1.40%	1.43%	1.40%	3
Allowance for loans and lease losses to nonperforming loans and leases (GAAP)	A/D	136%	142%	143%	156%	167%	136%	167%	(31,392)
Allowance for credit losses to nonperforming loans and leases (Non-GAAP)	B/D	149%	155%	155%	171%	185%	149%	185%	(36,281)

FIRST HORIZON.

Numbers may not foot due to rounding.

29

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited						
	4Q24	3Q24	2Q24	1Q24	4Q23	2024	2023
Adjusted noninterest income excluding deferred compensation income							
Noninterest income (GAAP)	$99	$200	$186	$194	$183	$679	$927
Plus notable items (pretax) (GAAP) (a)	91	—	—	—	(4)	91	(229)
Adjusted noninterest income (non-GAAP)	$190	$200	$186	$194	$179	$771	$699
Less deferred compensation income (GAAP)	1	6	3	9	6	19	17
Adjusted noninterest income excluding deferred compensation income (non-GAAP)	$189	$194	$183	$186	$173	$752	$681
Adjusted revenue excluding deferred compensation income							
Revenue (GAAP)	$729	$828	$815	$819	$800	$3,190	$3,467
Taxable-equivalent adjustment	$4	$4	$4	$4	$4	$16	$16
Revenue- Taxable-equivalent (non-GAAP)	$732	$832	$819	$823	$804	$3,206	$3,483
Plus notable items (pretax) (GAAP) (a)	$91	$—	$—	$—	$(4)	$91	$(229)
Adjusted revenue (non-GAAP)	$824	$832	$819	$823	$800	$3,297	$3,254
Less deferred compensation income (GAAP)	1	6	3	9	6	19	17
Adjusted revenue excluding deferred compensation income (non-GAAP)	$823	$826	$816	$814	$793	$3,279	$3,237
Adjusted noninterest expense excluding deferred compensation expense							
Noninterest expense (GAAP)	$508	$511	$500	$515	$572	$2,035	$2,080
Plus notable items (pretax) (GAAP) (a)	(2)	(14)	(5)	(15)	(70)	(37)	(196)
Adjusted noninterest expense (non-GAAP)	$506	$497	$495	$500	$502	$1,998	$1,884
Less deferred compensation expense (GAAP)	1	6	3	9	7	20	17
Adjusted noninterest expense excluding deferred compensation expense (non-GAAP)	$505	$491	$492	$491	$495	$1,978	$1,867
Adjusted personnel expense excluding deferred compensation expense							
Personnel expense (GAAP)	$276	$282	$279	$301	$279	$1,137	$1,100
Plus notable items (pretax) (GAAP) (a)	(2)	(1)	(1)	(5)	(2)	(9)	(52)
Adjusted personnel expense (non-GAAP)	$274	$281	$279	$295	$277	$1,129	$1,048
Less deferred compensation expense (GAAP)	1	6	3	9	7	20	17
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$272	$275	$276	$286	$270	$1,109	$1,031

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 25. Numbers may not foot due to rounding.

30

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited				
	4Q24	3Q24	2Q24	1Q24	4Q23
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	**$ 210**	$ 281	$ 260	$ 254	$ 177
Plus notable items (pretax) (GAAP) (a)	**94**	14	5	15	67
Adjusted Pre-tax income (non-GAAP)	**$ 304**	$ 296	$ 265	$ 269	$ 244
Plus provision expense (GAAP)	**10**	35	55	50	50
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	**$ 314**	$ 331	$ 320	$ 319	$ 294
Taxable-equivalent adjustment	**4**	4	4	4	4
Pre-provision net revenue-Taxable-equivalent (non-GAAP)	**$ 318**	$ 335	$ 324	$ 323	$ 298

$s in millions		2019	2020	2021	2022	2023	2024
Adjusted Pre-provision Net Revenue (PPNR)							
Pre-tax Income (GAAP)		$586	$933	$1,284	$1,159	$1,128	$1,005
Provision Expense (GAAP)		45	503	(310)	95	260	150
Total PPNR (non-GAAP)		$631	$1,436	$974	$1,254	$1,388	$1,155
Taxable-equivalent adjustment		(9)	(11)	(12)	(13)	(16)	(16)
Notable Items (GAAP)	(a)	(114)	363	(235)	(107)	33	(129)
Adjusted PPNR (non-GAAP)		$754	$1,084	$1,222	$1,374	$1,370	$1,299

FIRST HORIZON.

(a) Adjusted for notable items as detailed on page 25. Numbers may not foot due to rounding.
Notable items can be found in the appendices of earnings releases in previously furnished 8-K filings related to the periods shown.

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